               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      AlliedSignal Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                PRELIMINARY COPY

[LOGO]

                                                       AlliedSignal Inc.
                                                       P.O. Box 3000
                                                       Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                        March 17, 1997

Dear Shareowner:

It is my pleasure to invite you to attend AlliedSignal's 1997 Annual Meeting of Shareowners. The meeting will be held on Monday, April 28, 1997 at 10:00 a.m. local time at the Company's headquarters, 101 Columbia Road, Morris Township, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

During the meeting, I will report to you on the Company's continued progress in 1996 and on our goals for 1997. We welcome this opportunity to have a dialogue with our shareowners and look forward to your comments and questions.

If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a broker, bank or other intermediary and you plan to attend, please send written notification to the Company's Shareholder Relations Department, P.O. Box 50000, Morristown, New Jersey 07962, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

A map and directions to the Company's headquarters appear at the end of the Proxy Statement. I look forward to seeing you on April 28.

                                            Sincerely,

                                            LARRY BOSSIDY

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of AlliedSignal Inc. (the 'Company') will be held on Monday, April 28, 1997 at 10:00 a.m. local time at the headquarters of the Company, 101 Columbia Road, Morris Township, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy
Statement:

     (1) Election of five directors;

     (2) Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 500 million to 1 billion;

     (3) Appointment of Price Waterhouse LLP as independent accountants for 1997;

     (4) A shareowner proposal regarding director independence;

     (5) A shareowner proposal regarding the annual election of directors; and

to transact such other business as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's Common Stock at the close of business on March 3, 1997, are entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors

                                          PETER M. KREINDLER
                                          Senior Vice President,
                                            General Counsel and Secretary

AlliedSignal Inc.
101 Columbia Road
Morris Township, NJ 07962
March 17, 1997

             ------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
             To  vote  your shares,  please indicate  your choices,
             sign and date the proxy card, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even though you send in your proxy.
             ------------------------------------------------------

Table of Contents                                                                                      Page
-----------------------------------------------------------------------------------------------------------
General Information..................................................................................    1

1 -- Election of Directors...........................................................................    2

     The Board of Directors and Committees of the Board..............................................    7

     Compensation of Directors.......................................................................    8

Voting Securities....................................................................................   10

Executive Compensation...............................................................................   11

2 -- Amendment of Restated Certificate of Incorporation to Increase the Number of Authorized Shares
     of Common Stock.................................................................................   20

3 -- Appointment of Independent Accountants..........................................................   21

Shareowner Proposals.................................................................................   22

     4 -- Proposal regarding Director Independence...................................................   22

     5 -- Proposal regarding the Annual Election of Directors........................................   24

Additional Information...............................................................................   27

Directions to Company Headquarters...................................................................  A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AlliedSignal Inc. (the 'Company') for use at the Annual Meeting of Shareowners to be held on Monday, April 28, 1997, and at any adjournment thereof. The solicitation of proxies provides all shareowners who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they are able to attend the meeting in person. This Proxy Statement and the related proxy card are first being sent to the Company's shareowners on or about March 17, 1997.

     Owners of record of the Company's Common Stock (the 'Common Stock') at the close of business on March 3, 1997, are entitled to notice of and to vote at the Annual Meeting. At January 1, 1997, there were 282,814,625 shares of Common Stock outstanding. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Shareowners are entitled to one vote for each share held. If a shareowner is a participant in the Company's Dividend Reinvestment and Share Purchase Plan (the 'Dividend Reinvestment Plan'), the proxy card represents shares in the participant's plan account, as well as shares held of record in the participant's name.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Proposal 1), the amendment of the Restated Certificate of Incorporation (Proposal 2) and the appointment of independent accountants (Proposal 3), and AGAINST the shareowner proposals described in this Proxy Statement (Proposals 4 and 5). A proxy may be revoked by a shareowner at any time before it is voted by notice in writing delivered to the Secretary, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

     Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock outstanding and approval of Proposals 3 through 5 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 4 and 5 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on those proposals.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareowner will, if requested thereon by the shareowner, be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any meeting will be independent parties unaffiliated with the Company.

                           1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated five candidates for election as directors, four for a term ending at the 2000 Annual Meeting and one for a term ending at the 1999 Annual Meeting. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

     All of the nominees are currently directors who were elected prior to the last Annual Meeting, except Henry T. Yang, who joined the Board in September 1996. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled. All directors serve subject to the retirement policy described on page 7.

     Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including age and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company or one of its predecessor companies.

                             NOMINEES FOR ELECTION
                             ---------------------
FOR TERM EXPIRING IN 2000

[PHOTO OF              LAWRENCE  A. BOSSIDY, Chairman of  the Board and Chief  Executive Officer of the Company
LAWRENCE  A. BOSSIDY]
                       Mr. Bossidy became Chief Executive Officer of  the Company in July 1991 and Chairman  of
                       the  Board in January 1992. He previously served  in a number of executive and financial positions with  General  Electric  Company, a  diversified  services  and  manufacturing company,  which he joined  in 1957. Mr.  Bossidy was Chief  Operating Officer of General
                       Electric Credit  Corporation (now  General Electric  Capital Corporation)  from 1979  to
                       1981,  Executive  Vice President  and Sector  Executive of  GE's Services  and Materials
                       Sector from 1981 to 1984, and Vice Chairman and Executive Officer of GE from 1984  until he  joined the Company. He is a director of Champion International Corporation and Merck
                       & Co., Inc.

                       Director since 1991                          Age 62
                       ----------------------------------------------------------------------------------------

[PHOTO OF            ANN M. FUDGE, Executive Vice President of Kraft Foods, Inc.
ANN M. FUDGE]
                     Ms. Fudge joined  General Foods  USA in  1986 and  held several  planning and  marketing positions  before being  appointed Executive Vice  President and General  Manager of the
                     Dinners and Enhancers  Division in 1991.  In 1994,  she was named  President of  General
                     Foods'  Maxwell House  Coffee Company.  In early 1995,  Ms. Fudge  became Executive Vice
                     President of Kraft Foods,  Inc. (the successor  to Kraft General  Foods, Inc., of  which
                     General  Foods USA was  an operating unit),  while continuing to  head the Maxwell House
                     Coffee Division as General Manager. Kraft  is the multinational food business of  Philip
                     Morris Companies Inc. Ms. Fudge is a director of Liz Claiborne, Inc.

                     Director since 1993                          Age 45
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT  C. WINTERS,  Chairman Emeritus  of The  Prudential Insurance  Company of America
ROBERT  C. WINTERS]
                     Mr. Winters joined Prudential, a provider of insurance and financial services, in  1953.
                     During  his career with  Prudential, he held  various managerial positions  prior to his election as Executive Vice  President in 1978,  Vice Chairman in  1984 and Chairman  and
                     Chief  Executive Officer in 1987. He retired as Chairman and Chief Executive Officer and became Chairman Emeritus in December 1994.

                     Director since 1989                          Age 65
                     ----------------------------------------------------------------------------------------

[PHOTO OF            HENRY  T.  YANG,  Chancellor   of   the  University   of   California,   Santa   Barbara
HENRY T. YANG]
                     Dr. Yang became Chancellor of the University of California, Santa Barbara in 1994. Prior
                     to  his current position, he served in  a number of faculty and administrative positions at Purdue University starting in 1969. He became Head of Purdue's School of  Aeronautics and  Astronautics in 1979 and served as Dean  of the Schools of Engineering and Director of the Computer Integrated Design, Manufacturing  and Automation Center from 1984  until he joined the University of California.

                     Director since 1996                          Age 56
                     ----------------------------------------------------------------------------------------

FOR TERM EXPIRING IN 1999

[PHOTO OF            PAUL   X.  KELLEY,  Vice  Chairman  for  Corporate  Strategy  of  Cassidy  &  Associates
PAUL X. KELLEY]
                     General Kelley served as Commandant of the  Marine Corps from 1983 until his  retirement in  1987. He assumed his current position  with Cassidy & Associates, a Washington-based government relations firm, in 1989. General Kelley is a director of GenCorp Inc., London
                     Insurance Group Inc., PHH Corporation, Saul Centers, Inc., Sturm, Ruger & Company, Inc.,
                     UST Inc. and The Wackenhut Corporation.

                     Director since 1987                          Age 68
                     ----------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1998
       ------------------------------------------------------------------------------------------------------

[PHOTO OF            RUSSELL  E.  PALMER,  Chairman  and  Chief   Executive  Officer  of  The  Palmer   Group
RUSSELL E. PALMER]
                     Mr.  Palmer established  The Palmer  Group, a  private investment  firm, in  1990, after serving seven years as Dean of The Wharton School of the University of Pennsylvania.  He
                     previously  served  as Managing  Director  and Chief  Executive  Officer of  Touche Ross
                     International and Managing  Partner and  Chief Executive Officer  of Touche  Ross &  Co.
                     (USA)  (now Deloitte  and Touche). He  is a  director of Bankers  Trust Company, Bankers
                     Trust New York Corporation, Federal Home Loan Mortgage Corporation, GTE Corporation, The
                     May Department Stores Company and Safeguard Scientifics, Inc.

                     Director since 1987                          Age 62
                     ----------------------------------------------------------------------------------------

[PHOTO OF            IVAN  G.  SEIDENBERG,  Chairman  and  Chief  Executive  Officer  of  NYNEX   Corporation
IVAN G. SEIDENBERG]
                     Mr.  Seidenberg joined NYNEX Corporation,  a telecommunications and information services provider, in 1983 after  holding various positions  with AT&T since  1966. He served  in several  senior  management  positions at  NYNEX  before  becoming a  director  and Vice
                     Chairman of  the Board  in 1991,  President and  Chief Operating  Officer in  1994,  and
                     Chairman and Chief Executive Officer in 1995. He is a director of American Home Products
                     Corporation, CVS Corporation and Viacom Inc.

                     Director since 1995                          Age 50
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ANDREW C. SIGLER, Retired Chairman and Chief Executive Officer of Champion International
ANDREW C. SIGLER]    Corporation

                     Mr.  Sigler began his career  at Champion International Corporation,  a paper and forest products company, in 1956. He was elected President and Chief Executive Officer in  1974 and  served as Chairman  and Chief Executive  Officer from 1979  until his retirement in
                     1996. He is a director of Bristol-Myers Squibb Company, The Chase Manhattan  Corporation
                     and General Electric Company.

                     Director since 1994                          Age 65
                     ----------------------------------------------------------------------------------------

[PHOTO OF            THOMAS P. STAFFORD, Consultant, General Technical Services, Inc.
THOMAS P. STAFFORD]
                     Lt.  Gen. Stafford  joined the  consulting firm of  General Technical  Services, Inc. in
                     1984. He is also  Vice Chairman and  co-founder of Stafford, Burke  and Hecker, Inc.,  a
                     Washington-based  consulting firm. After serving as an  astronaut for a number of years, he retired in 1979 from the Air Force as Deputy Chief of Staff for Research, Development
                     and Acquisition and served as Vice Chairman of Gibraltar Exploration Limited until 1984.
                     Lt. Gen. Stafford is also  Chairman of the Board of  Omega Watch Corporation of  America
                     and  is a  director of  CMI Corporation,  Fisher Scientific  International Inc., Pacific
                     Scientific Company,  Seagate Technology  Inc., Tracor,  Inc., Tremont  Corporation,  The
                     Wackenhut Corporation and Wheelabrator Technologies Inc.

                     Director since 1981                          Age 66
                     ----------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1999
       ------------------------------------------------------------------------------------------------------

[PHOTO OF            HANS   W.  BECHERER,   Chairman  and  Chief   Executive  Officer  of   Deere  &  Company
HANS W. BECHERER]
                     Mr. Becherer began his business  career with Deere &  Company, a manufacturer of  mobile power  machinery  and a  supplier of  financial services,  in 1962.  After serving  in a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating Officer in 1987, President and Chief Executive
                     Officer in 1989 and Chairman  and Chief Executive Officer in  1990. He is a director  of
                     Schering-Plough Corporation.

                     Director since 1991                          Age 61
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT   P.   LUCIANO,   Chairman   of   the   Board   of   Schering-Plough  Corporation
ROBERT P. LUCIANO]
                     Mr.  Luciano  joined  Schering-Plough  Corporation,  a  manufacturer  and  marketer   of
                     pharmaceuticals and consumer products, in 1978. He served as President from 1980 to 1986 and  Chief Executive Officer from  1982 through 1995. He has  been Chairman of the Board since 1984. He is a director of C.R. Bard, Inc. and Merrill Lynch & Co.

                     Director since 1989                          Age 63
                     ----------------------------------------------------------------------------------------

[PHOTO OF            ROBERT B. PALMER, Chairman, President and  Chief Executive Officer of Digital  Equipment
ROBERT B. PALMER]    Corporation

                     Mr.  Palmer  joined  Digital Equipment  Corporation,  a provider  of  networked computer systems, software  and services,  in 1985.  He advanced  through a  series of  executive positions  until he became President and Chief Executive Officer in 1992 and Chairman of
                     the Board in 1995.

                     Director since 1995                          Age 56
                     ----------------------------------------------------------------------------------------

[PHOTO OF            JOHN R. STAFFORD, Chairman,  President  and  Chief Executive  Officer of  American  Home
JOHN R. STAFFORD]    Products Corporation

                     Mr.  Stafford has held a number of positions with American Home Products, a manufacturer of pharmaceutical, health care, animal  health and agricultural products, since  joining that  company  in  1970. He  served  as  General Counsel,  Vice  President,  Senior Vice
                     President and Executive Vice President before  becoming President in 1981, an office  he held until 1990 and which he resumed in early 1994. Mr. Stafford was elected Chairman of the  Board and Chief Executive Officer in 1986.  He is a director of The Chase Manhattan
                     Corporation and NYNEX Corporation.

                     Director since 1993                          Age 59
                     ----------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board of Directors. There were nine meetings of the Board in 1996, with individual attendance averaging 96% of the meetings. Average attendance by incumbent directors at all meetings of the Board and Committees of the Board on which they served was also 96%.

     The Board of Directors' retirement policy establishes 70 as the retirement age for non-employee directors, as well as for any director who is or has been the Company's Chief Executive Officer. A director who reaches retirement age shall serve until the next Annual Meeting. The policy also provides that non-employee directors who discontinue the principal position or identification which prevailed at the time of their election (other than by virtue of a promotion) shall offer to tender their resignations as directors. The Board has discretion to make exceptions to the policy.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1996 are described below. A non-employee director may also attend a Committee meeting as an alternate member at the request of the Committee Chairman (with the concurrence of the Chairman of the Board).

     The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews with management and the independent accountants the Company's interim and year-end operating results; considers the adequacy of the internal accounting and auditing procedures of the Company; and considers the accountants' independence. The members of the Audit Committee, which met five times in 1996, are Messrs. R. E. Palmer (Chairman), Becherer, J. Stafford and Winters, Ms. Fudge and Gen. Kelley.

     The Corporate Governance Committee reviews policies and makes recommendations to the Board, as appropriate, concerning Board-related issues, such as the size and composition of the Board, the criteria and qualification for election to the Board, retirement from the Board, director compensation and benefits, and the structure, composition and membership of Board committees. The Committee also considers and recommends individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and shareowners. Shareowners wishing to recommend Board nominees should submit their recommendations in writing to the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962, with the submitting shareowner's name and address and pertinent information about the proposed nominee similar to that set forth in this Proxy Statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies which the individual serves as a director. (See the heading 'Additional Information -- Other Action at the Meeting' for a summary of the procedure applicable to a shareowner nomination at an annual meeting.) This Committee is responsible for the periodic review of the overall effectiveness of the Board and, when appropriate, making recommendations for improvements. The members of the Corporate Governance Committee, which met three times in 1996, are Messrs. Becherer (Chairman), Luciano, R. E. Palmer, Seidenberg and Winters.

     The Corporate Responsibility Committee reviews the policies and programs that are designed to assure the Company's compliance with legal and ethical standards and that affect its role as a responsible corporate citizen, including those relating to human resources issues such as equal employment opportunity, to health, safety and environmental matters, and to proper business practices. The members of the Committee are Gen. Kelley (Chairman), Ms. Fudge, Messrs. R.
B. Palmer and Sigler, Lt. Gen. T. Stafford and Dr. Yang. It met three times in 1996.

     The Management Development and Compensation Committee reviews and recommends the compensation arrangements for officers; approves such arrangements for other senior level employees; considers matters related to management development and succession and recommends individuals for election as officers; and reviews or takes such other action as may be required in connection with the bonus, stock and other benefit plans of the Company and its subsidiaries. It met five times in 1996. The Committee members are Messrs. Luciano (Chairman), Becherer, Seidenberg, Sigler and J. Stafford.

     The Retirement Plans Committee appoints the trustees for funds under the employee pension benefit plans of the Company and certain subsidiaries; reviews funding strategies; sets investment policy for fund assets; and oversees and appoints members of other committees investing fund assets. This Committee met three times in 1996. Its members are Messrs. Winters (Chairman), Luciano, R. E. Palmer, Sigler and J. Stafford and Ms. Fudge.

     The Technology Committee reviews corporate-wide technology matters, including research, development and engineering, and advises the Company with respect to its technology program and budget, proposed changes in corporate strategy where technology is a significant component, and technologies of importance to the Company's existing or new business areas. The members of this Committee are Lt. Gen. T. Stafford (Chairman), Gen. Kelley, Messrs. R. B. Palmer and Seidenberg and Dr. Yang. It met three times in 1996.

COMPENSATION OF DIRECTORS

     The compensation arrangements for non-employee directors were modified in two respects, effective January 1, 1997. First, as described below, pensions for directors have been eliminated. Second, the annual Board retainer was increased from $35,000 to $50,000, with the additional $15,000 credited to each director's account in the Deferred Compensation Plan for Non-Employee Directors (the 'Deferred Compensation Plan') in the form of Common Stock equivalents (which are only payable after termination of Board service). These changes were made to ensure a contemporary and competitive approach to director compensation which more directly aligns directors' interests with those of the shareowners.

     No other changes were made to the following standard retainers and fees paid to non-employee directors: a fee of $1,500 for Board meetings attended on any day (nine during 1996); an annual retainer of $5,400 for each Board Committee served; and an additional Committee Chairman retainer of $4,000 for the Audit and Management Development and Compensation Committees and $2,000 for all other Board Committees. While no meeting fees are generally paid for attendance at Committee meetings, a $1,000 fee is paid for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting, and a $1,000 per day fee is paid for special assignments. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect, without contribution by them, $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents. All directors are reimbursed for expenses incurred in attending meetings.

     In September 1996, the Board of Directors voted to amend the Retirement Plan for Non-Employee Directors (the 'Retirement Plan') to eliminate eligibility for retirement benefits for any director elected to the Board after December 31, 1996. In addition, all current directors agreed to waive their right to a benefit under the Retirement Plan in exchange for a one-time credit to their accounts in the Deferred Compensation Plan of a lump-sum amount representing the present value at December 31, 1996 of their projected benefit under the Retirement Plan (assuming a $35,000 Board retainer upon retirement at age 70 and a 15-year life expectancy; for directors under age 55, the calculation was based on months of service to date). The lump-sum amount was credited to each director's account on January 1, 1997, either 100% in Common Stock equivalents or 50% in Common Stock equivalents and 50% in cash (with interest at 10%), as elected by the director.

     Directors may also elect to defer, until a specified calendar year or retirement from the Board, all or any portion of their other annual compensation and to have such compensation credited to their account in the Deferred Compensation Plan. Amounts credited either accrue amounts equivalent to interest at the same rate as that determined by the Management Development and Compensation Committee for amounts deferred during the same year under the Company's Incentive Compensation Plan (10% for 1997) or are valued as if invested in Common Stock equivalents or one of the other funds available for investments by participants in the AlliedSignal Savings Plan, as elected by the director. All amounts credited as Common Stock equivalents under the Deferred
Compensation Plan, including those referred to above, will earn amounts equivalent to dividends, which will be credited to the directors' accounts as if reinvested in Common Stock, and all such deferred amounts will be paid in cash following termination of Board service. Common Stock equivalents credited to directors' deferred accounts are included in the table set forth below under 'Voting Securities.' Upon a change in control, a director will be entitled to a lump-sum cash payment of all deferred amounts.

     Under the Stock Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 1,500 shares of Common Stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service (up to five). The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for the grant to each non-employee director continuing in office after an Annual Meeting of an option to purchase 1,000 shares of Common Stock at 100% of the fair market value of the Common Stock on the date of grant. Each option becomes fully vested at the earliest of the director's retirement from the Board at or after age 70, death, disability or April 1 of the third year after the date of grant. Prior thereto, each option becomes exercisable in cumulative installments of 40% of the shares subject to the option on April 1 of the year following the grant date and an additional 30% on April 1 of each of the next two years.

                               VOTING SECURITIES

     As of January 1, 1997, State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 ('State Street'), held 31,590,603 shares, or approximately 11.2%, of the outstanding Common Stock as trustee of the Company's savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it shall not have received instructions in the same ratio as the shares with respect to which instructions were received. State Street disclaims beneficial ownership of the shares referred to above. State Street also held 2,698,022 shares, or approximately
1.0%, of the outstanding Common Stock as trustee of various trusts, with sole voting power as to 2,587,127 shares, shared voting power as to 12,095 shares, sole investment power as to 2,653,012 shares, and shared investment power as to 45,010 shares.

     FMR Corp. (including Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited), 82 Devonshire
Street, Boston, Massachusetts 02109, has informed the Company that, as of January 1, 1997, it beneficially owned 24,178,754 shares, or approximately 8.5%, of the outstanding Common Stock, primarily in their capacity as investment adviser, with sole voting power as to 986,908 shares and sole investment power as to 24,178,754 shares.

     Set forth below is certain information with respect to ownership of the Common Stock as of January 1, 1997 by each director, certain executive officers and by all directors and executive officers of the Company as a group:


                                                                   Number of
                              Name                                 Shares(1)(2)
----------------------------------------------------------------   ---------
John W. Barter..................................................     554,372(3)
Hans W. Becherer................................................       7,226(3)
Lawrence A. Bossidy.............................................   1,395,755(3)
Daniel P. Burnham...............................................     488,371(3)
Ann M. Fudge....................................................       4,407(3)
Paul X. Kelley..................................................      13,052(3)
Peter M. Kreindler..............................................     244,621(3)
Robert P. Luciano...............................................       6,887(3)
Robert B. Palmer................................................       2,531
Russell E. Palmer...............................................       6,766(3)
Frederic M. Poses...............................................     546,469(3)
Ivan G. Seidenberg..............................................       2,391(3)
Andrew C. Sigler................................................      10,124(3)
John R. Stafford................................................      13,482(3)
Thomas P. Stafford..............................................       8,690(3)
Robert C. Winters...............................................      16,311(3)
Henry T. Yang...................................................       2,515
All directors and executive
  officers as a group...........................................   4,362,625(3)


                                                        (footnotes on next page)

------------

(1) The total for any individual is less than 0.5%, and the total for the group is less than 1.5%, of the shares of Common Stock outstanding.

(2) Includes (a) shares held individually, jointly with others or in the name of a family member or of a bank, broker or nominee for the individual's account, (b) whole shares attributable to participants under the Dividend Reinvestment Plan and the AlliedSignal Savings Plan, (c) restricted shares as to which directors have sole voting power but no investment power prior to the lapse of restrictions, and (d) the following number of shares or share-equivalents in deferred accounts, as to which no voting or investment power exists: Mr. Barter, 40,514; Mr. Becherer, 3,126; Mr. Bossidy, 6,686; Mr. Burnham, 7,511; Ms. Fudge, 307; Gen. Kelley, 6,314; Mr. Kreindler, 9,703; Mr. Luciano, 1,787; Mr. R. B. Palmer, 1,031; Mr. R. E. Palmer, 1,666;
    Mr. Poses, 81,727; Mr. Seidenberg, 491; Mr. Sigler, 4,024; Mr. J. Stafford, 1,382; Lt. Gen. T. Stafford, 4,590; Mr. Winters, 2,186; Dr. Yang, 1,015; and all directors and executive officers as a group, 238,324.

(3) Includes shares which the following have the right to acquire within 60 days through the exercise of vested stock options: Mr. Barter, 488,000; Mr. Bossidy, 1,175,000; Mr. Burnham, 430,000; Mr. Kreindler, 229,000; Mr. Poses, 442,900; Mr. Seidenberg, 400; each other non-employee director except Mr. R.
    B. Palmer and Dr. Yang, 1,100; and all directors and executive officers as a group, 3,716,226; no voting or investment power exists with respect to such shares prior to acquisition.

                            ------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports relating to their ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and New York Stock Exchange. Based on information provided by the Company's directors and officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 1996.

                             EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee of the Board of Directors (the 'Committee'), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Committee is composed solely of independent directors.

Executive Compensation Policies and Programs

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this 'pay for performance' system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation (primarily stock options). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding comparably-sized industrial companies. Since the Company's market for executive talent extends beyond its own industries, the survey data include companies outside the industrial classifications represented in the Composite Group Index referred to below under 'Performance Graph.'

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other large industrial companies for equivalent positions. The executive's actual salary relative to this competitive framework varies based on individual performance and the individual's skills, experience and background.

     Annual incentive bonus. In 1996, each executive was eligible to receive an annual cash bonus. Award levels, like the base salary levels, are set with reference to competitive conditions and are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amounts paid were determined by performance based on two factors: first, financial performance, which was measured against objectives established for net income, cash flow and productivity increases; and second, the individual executive's performance against other specific management objectives, including improving customer satisfaction, negotiating significant transactions and developing strategic business alliances. Financial objectives were given greater weight than other management objectives in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term, equity-based incentive compensation. The long-term, equity-based compensation program is tied directly to shareowner return. The executive is rewarded if the shareowners receive the benefit of appreciation in the price of the Common Stock. Under the program, long-term incentive compensation consists of stock option grants which vest over a multi-year period. Options for executive officers are granted in tandem with limited stock appreciation rights, which are designed to provide the executive with an economic benefit comparable to that available to all shareowners in the event of a tender offer for the Company's shares, a change in control or similar event. The Company periodically grants new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards. Depending on the executive, grants are either made annually, with vesting over a three-year period, or periodically, with vesting over a longer period but subject to acceleration if specified financial performance objectives are achieved. Like the annual bonus, award levels are set with regard to competitive considerations, but each individual's actual award is based upon the individual's performance, potential for advancement, leadership ability and commitment to the Company's total quality efforts.

     The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareowners' return. This component of the compensation system (through extended vesting) also is designed to create an incentive for the individual to remain with the Company. In addition, awards of restricted units, each of which entitles the holder to one share of Common Stock on vesting (or cash in the Committee's discretion), may be made on a select basis to individual executives in order to enhance the retention incentive. These units vest over an extended period of up to ten years.

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under the Company's 1993 Stock Plan and Incentive Compensation Plan is generally deductible, although certain compensation paid to some executives may not be deductible.

Annual Reviews

     Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the Committee considers information provided by the Chief Executive Officer and the Senior Vice President-Human Resources and Communications and uses surveys and reports prepared by independent compensation consultants. The Committee also monitors the levels of ownership in shares and share-equivalents of the Common Stock for each executive officer to assure that officers maintain ownership positions that are consistent with guidelines established at other large industrial companies.

     The Committee annually reviews with the Chief Executive Officer the individual performance of each of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. With Board authorization, the Committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each officer. The Committee also reviews with the Chief Executive Officer the financial and other objectives for each of the senior executive officers for the following year.

     In 1996, awards to executive officers as a group reflected the overall financial performance of the Company, which included record net income and achievement of the Company's earnings per share goals. Awards to individuals also reflected performance against their specific management objectives, as well as the performance of the operations or functions for which they were responsible.

     Consistent with past practice, the Committee in 1996 approved long-term incentive and retention awards with extended vesting and performance vesting for a small group of key executives (including some executive officers) who are viewed as critical resources for enabling the Company to realize its long-term objectives. These significant, one-time grants of options vest ratably over nine years, with acceleration of vesting following three consecutive years of at least 15% growth in the Company's consolidated earnings per share. Additional options were granted which will vest only if the Company achieves at least 15% annual growth in consolidated earnings per share for four consecutive years and five consecutive years, respectively. All of the options were granted in tandem with limited stock appreciation rights. Grants were also made of restricted units which vest on the tenth anniversary of the grant or earlier upon achievement of three consecutive years of consolidated earnings per share growth of at least 15%. These special awards are aligned with the performance-vesting and long-term retention focus of the long-term incentive awards provided to the Chief Executive Officer in 1994 and the Sector Presidents in 1995. The Committee expects to continue to provide special retention grants of a similar nature to a small number of executives annually.

Chief Executive Officer

     Under Mr. Bossidy's employment agreement, which extends until April 1, 2000, Mr. Bossidy is entitled to an annual salary of $2,000,000 and a minimum target incentive bonus of 80% of base salary. Based on the Company's financial performance in 1996, which included a 17% increase in earnings per share, representing the fifth consecutive annual increase of at least 15%, and net income in excess of $1 billion for the first time, as well as a 41% increase in the price of the Common Stock, strategic and globalization initiatives and new total quality initiatives, including customer excellence, the Committee awarded Mr. Bossidy a bonus of $2,800,000. In light of the grant of options and restricted units made to Mr. Bossidy in 1994 under the terms of his employment agreement, no further grants of options or units were made to him in 1996.

                            ------------------------

Members of the Management Development and Compensation Committee:

Robert P. Luciano, Chairman
Hans W. Becherer
Ivan G. Seidenberg
Andrew C. Sigler
John R. Stafford

SUMMARY COMPENSATION TABLE

     The following table contains information concerning the most highly compensated executive officers of the Company, as required under applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                    Annual Compensation              Long-Term Compensation
                            ------------------------------------    -------------------------
                                                                                    Securities
 Name and Principal                                 Other Annual      Restricted    Underlying     All Other
      Position       Year     Salary      Bonus     Compensation    Unit Awards(1)  Options(#)  Compensation(2)
-------------------- -----  ----------  ----------  ------------    --------------  ---------   ---------------
Lawrence A.          1996   $2,000,000  $2,800,000    $  6,576            --           --         $ 1,028,889
  Bossidy            1995    2,000,000   2,350,000      58,206(3)         --           --           1,005,653
  Chairman of the    1994    1,625,000   2,000,000       7,260        $  8,756,250  1,800,000         858,589
  Board and Chief
  Executive Officer
Frederic M.          1996      493,500     670,000      15,767            --           --             101,901
  Poses              1995      475,000     625,000       2,710           1,072,500    650,000          61,254
  Executive Vice     1994      450,000     525,000      18,717              82,925    120,000          55,305
  President
  (Engineered
  Materials)
Daniel P.            1996      473,333     575,000      61,379            --           --              76,407
  Burnham            1995      450,000     445,000      77,539           1,072,500    650,000          73,290
  Executive Vice     1994      416,670     390,000      65,903              82,925    120,000          70,485
  President
  (Aerospace)
John W.              1996      466,667     500,000       4,385            --           --              67,292
  Barter             1995      450,000     400,000         767           1,072,500    650,000          52,991
  Executive Vice     1994      412,500     390,000         937              49,600     72,000          49,285
  President
  (Automotive)
Peter M.             1996      410,000     430,000       4,835            --          390,000          45,315
  Kreindler          1995      410,000     380,000         468             680,000     70,000          38,855
  Senior Vice        1994      385,000     340,000         880              45,725     66,000          37,468
  President, General
  Counsel and
  Secretary

------------

(1) Restricted unit awards, valued on the date of the award, entitle the holder to receive one share of Common Stock for each unit when the unit vests. The Committee has the discretion to pay all or part of such awards in cash. All units reflected in the table vest in equal annual installments on January 1 of each of the four years following the award, except for 250,000 units included for Mr. Bossidy in 1994 and all restricted units included for 1995, none of which vests in less than three years. The total number of units held and their value at the end of 1996 were as follows: Mr. Bossidy, 725,796 units ($48,628,332); Mr. Poses, 44,101 units ($2,954,767); Mr. Burnham,
    42,501 units ($2,847,567);  Mr. Barter, 41,706  units ($2,794,302); and  Mr.
    Kreindler, 21,145 units ($1,416,715). Common Stock dividend equivalents are payable on each unit.

(2) Amounts shown for 1996 consist of matching contributions made by the Company under the savings plan and supplemental savings plan: for Mr. Bossidy, $80,004; Mr. Poses, $39,403; Mr. Burnham, $37,872; Mr. Barter, $37,336; and
    Mr. Kreindler, $16,404; the value of life insurance premiums: for Mr. Bossidy, $907,410; Mr. Poses, $19,305; Mr. Burnham, $37,145; Mr. Barter,
    $16,285; and Mr. Kreindler, $22,060; and above-market interest earned during 1996 on previously deferred compensation but not paid or payable in 1996: for Mr. Bossidy, $41,475; Mr. Poses, $43,193; Mr. Burnham, $1,390; Mr. Barter, $13,671; and Mr. Kreindler, $6,851.

(3) Includes $18,627 for estate planning and $23,690 for Company-provided transportation.

OPTION TABLES

     The following tables contain information concerning stock options, all of which were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                        Number of       % of Total
                                        Securities       Options
                                        Underlying      Granted to     Exercise                  Grant Date
                                         Options       Employees in     Price      Expiration     Present
                Name                     Granted       Fiscal Year      ($/Sh)        Date        Value(1)
------------------------------------    ---------      ------------    --------    ----------    ----------

Lawrence A. Bossidy.................       --               --            --          --             --
Frederic M. Poses...................       --               --            --          --             --
Daniel P. Burnham...................       --               --            --          --             --
John W. Barter......................       --               --            --          --             --
Peter M. Kreindler..................     300,000(2)         6.4         $ 50.63      1/31/06     $3,639,000
                                          30,000(3)         0.6           50.63      1/31/06        363,900
                                          60,000(4)         1.3           50.63      1/31/06        727,800

------------

(1) Options are valued using a Black-Scholes option pricing model which assumes a historic five-year average volatility of 21.1%, the average dividend yield for the three years ended December 31, 1995 (1.8%), a 5.4% risk-free rate of return (based on the average zero coupon five-year U.S. Treasury note yield for the month of grant), and an expected option life of five years based on past experience. No adjustments are made for risk of forfeiture or non-transferability. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the grant date present values are realized, total shareowner value will have appreciated by approximately $3.4 billion, and the value of the granted options reflected in the table will be less than 0.2% of the total shareowner appreciation.

(2) These options vest in cumulative installments of 10% per year for eight years commencing on January 1, 1997, and the final installment of 20% vests on January 1, 2005. They are subject to earlier vesting on April 1 of the year following the Company's achievement of at least 15% growth in consolidated earnings per share for three consecutive years. The options are accompanied by tandem limited stock appreciation rights ('LSARs'), which provide that in the event of a tender offer for the Company's shares, a change in control or similar event, a cash payment will be made within 90 days equal to the difference between the option exercise price and a price for the Common Stock related to the event, and the corresponding options will expire.

(3) These options and accompanying tandem LSARs vest on April 1 of the year following the Company's achievement of four consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 2000.

(4) These options and accompanying tandem LSARs vest on April 1 of the year following the Company's achievement of five consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 2001.

                            ------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                -----------------------------------------------
                          AND YEAR-END OPTION VALUES
                          --------------------------

                                                          Number of Securities        Value of Unexercised
                                Shares                   Underlying Unexercised     In-the-Money Options(1)
                              Acquired on                 Options at Year-End           at Year-End
                               Exercise      Value     --------------------------  --------------------------
Name                              (#)       Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------- -----------  ----------  -----------  -------------  -----------  -------------

Lawrence A. Bossidy..........   175,000    $7,005,025    1,085,000    1,290,000    $37,414,500   $ 41,686,500
Frederic M. Poses............    65,000     2,081,495      326,900      636,000     10,702,484     19,875,000
Daniel P. Burnham............    82,250     3,536,898      314,000      636,000     10,703,000     19,875,000
John W. Barter...............    68,000     2,824,949      386,400      621,600     15,130,420     19,468,200
Peter M. Kreindler...........    65,268     2,258,366      149,200      451,800      4,670,490      8,263,710

------------

(1) 'In-the-Money Options' are those which have an exercise price that is lower than the fair market value of the underlying securities.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite index of corporations in the same industries as the Company (the 'Composite Group Index').


                              [PERFORMANCE GRAPH]

Company  Common Stock     140.5      186.4      163.5      232.5      332.8
S&P 500                   107.6      118.4      120.0      164.9      202.7
Composite Group           108.8      125.7      135.1      192.5      250.1

     In each case, a $100 investment on December 31, 1991 and reinvestment of all dividends are assumed. Returns are at December 31 of each year.

                            ------------------------

     The Composite Group Index combines the total returns on the published Dow Jones indices for the Aerospace & Defense, Automobile Parts & Equipment Excluding Tire and Rubber Makers, and Chemical Groups. The total return for the Composite Group Index is calculated by adding the products obtained from separately multiplying the total return for each of the three Dow Jones groups by the total market capitalization of the companies included in that group and dividing by the total market capitalization of the companies included in the three groups. This calculation is made for each year using stock market capitalization data as of the beginning of the year provided to the Company by Dow Jones. Shareowners may obtain this data from the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

RETIREMENT BENEFITS

     The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under the Company's Retirement Program (the 'Pension Plan') and an unfunded supplemental retirement plan (the 'Supplemental Plan'), after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service.

                                 PENSION TABLE
                                 -------------

  Average                                 Years of Service
   Annual        ------------------------------------------------------------------
Remuneration        5            10            15             20          25 - 30
------------     --------     --------     ----------     ----------     ----------

 $  500,000      $ 40,415     $ 90,415     $  140,415     $  190,415     $  240,415
    700,000        60,415      130,415        200,415        270,415        340,415
    900,000        80,415      170,415        260,415        350,415        440,415
  1,100,000       100,415      210,415        320,415        430,415        540,415
  1,500,000       140,415      290,415        440,415        590,415        740,415
  2,000,000       190,415      390,415        590,415        790,415        990,415
  2,500,000       240,415      490,415        740,415        990,415      1,240,415
  3,000,000       290,415      590,415        890,415      1,190,415      1,490,415
  3,500,000       340,415      690,415      1,040,415      1,390,415      1,740,415
  4,000,000       390,415      790,415      1,190,415      1,590,415      1,990,415

     The benefit amounts shown in the Pension Table are computed on a straight life annuity basis. At January 1, 1997, the following individuals had the indicated number of years of credited service for pension purposes: Mr. Bossidy, 5.5; Mr. Poses, 27.33; Mr. Burnham, 14.67; Mr. Barter, 20.83; and Mr. Kreindler, 5.0.

     The amounts in the Salary and Bonus columns of the Summary Compensation Table for 1996 would be included in computing remuneration for pension purposes. Average annual remuneration under the Pension Plan is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

     Under his employment agreement, Mr. Bossidy is entitled to receive a retirement benefit, commencing on termination of employment, equivalent to 60% of his final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, and 30% of his final average compensation payable annually thereafter to his surviving spouse for her lifetime. If Mr. Bossidy dies prior to retirement, a benefit equivalent to 30% of his final average compensation will be paid for his surviving spouse's lifetime. Benefits under the agreement will be reduced by any retirement benefits payable under the Pension Plan and Supplemental Plan, any survivor benefit payable under the Company's executive life insurance program and, under certain circumstances, benefits payable under pension plans of his former employer.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     Mr. Bossidy's agreement with the Company provides for his employment through April 1, 2000 at a salary of $2,000,000 per year, and a target annual incentive bonus of at least

80% of salary. The agreement also provided for the grant in 1994 of 1,500,000 options and 250,000 restricted units, all of which will vest on April 1, 1997 as a result of the Company's attainment of three consecutive years of at least 15% annual growth in consolidated earnings per share. In addition, the agreement provided for the grant of an additional 125,000 restricted units, 50,000 of which vest only if the Company achieves at least 15% annual growth in consolidated earnings per share for four consecutive years and 75,000 of which vest only if the Company achieves such growth for five consecutive years. These grants were designed to link Mr. Bossidy's long-term incentive compensation to the Company's performance and further align his interests with those of the shareowners. The agreement also provides for benefits on retirement which are described under 'Retirement Benefits.' The Company has assumed obligations for certain life insurance policies and will be reimbursed from the proceeds of the policies for premiums it pays; the value of these premiums is reflected in the Summary Compensation Table.

     Under the Severance Plan for Senior Executives (the 'Plan'), the executives named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months (or a lump sum payment following a change in control) if their employment is terminated other than for 'gross cause' (which includes fraud and criminal conduct). Payments would not continue after an executive reaches age 65. The Plan provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

            2 -- AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Article FOURTH of the Company's Restated Certificate of Incorporation currently fixes the authorized capital stock of the Company at 500 million shares of Common Stock, par value $1 per share, and 20 million shares of Preferred Stock, without par value. For the reasons discussed below, the Board of Directors recommends an amendment to increase the number of authorized shares of Common Stock to 1 billion. No change is being proposed in the par value of the Common Stock or in the authorized number of shares of Preferred Stock.

     If the amendment is approved by the shareowners, the first paragraph of Article FOURTH would be amended to read as follows:

          'FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,020,000,000 shares of which 1,000,000,000 shares shall be Common Stock, par value $1.00 per share ('Common Shares'), and 20,000,000 shares shall be Preferred Stock, without par value ('Preferred Stock').'

     Of the 500 million currently authorized shares of Common Stock, at January 1, 1997 there were approximately 358 million shares issued, with approximately 283 million shares outstanding and 75 million shares held in the Company's treasury. This left approximately 142 million authorized but unissued shares available for future use.

     The amendment would increase the available number of authorized but unissued shares to approximately 642 million. While the Company does not have any commitment or understanding at this time for the issuance of the additional shares of Common Stock, the Board believes that it is desirable to have the additional shares available for possible future stock splits or other stock distributions, acquisitions or financings or other purposes not now foreseeable. For example, the current authorization would be inadequate for another two-for-one stock split comparable to the one declared by the Board in 1994.

     The additional shares of Common Stock for which authorization is sought would be equivalent to the shares of Common Stock now authorized. No preemptive rights to subscribe for or purchase any other securities of any class attach to the Common Stock. The amendment would allow the Board of Directors to authorize the issuance of additional shares (up to the new maximum authorized number) without further shareowner approval, unless required for a particular transaction by applicable law, regulation or the rules of any stock exchange on which the Company's securities are listed.

     The authorization of additional shares of Common Stock would not, by itself, have any effect on the rights of the holders of Common Stock. The issuance of the additional shares authorized by the amendment for corporate purposes other than a stock split may, among other things, have a dilutive effect on earnings per share of the Common Stock and on the equity and voting power of those holding Common Stock at the time of issuance. In addition, the increase in authorized shares could, under certain circumstances, have an anti-takeover effect by, for example, allowing issuance of shares that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. However, this proposal is not being made in response to any effort of which the Company is aware to accumulate the Common Stock or obtain control of the Company.

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                  3 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, which is composed entirely of independent directors, the Board of Directors has appointed Price Waterhouse LLP ('Price Waterhouse') as independent accountants for the Company to audit its consolidated financial statements for 1997 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Price Waterhouse also performs non-audit services for the Company.

     The Board has directed that the appointment of Price Waterhouse be submitted to the shareowners for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the shareowners do not approve, the Audit Committee and the Board will reconsider the appointment.

     Total fees for services rendered by Price Waterhouse in 1996 to the Company and its subsidiaries worldwide were approximately $18,100,000. The Company has been advised by Price Waterhouse that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                              SHAREOWNER PROPOSALS

     Shareowners have given the Company notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proposed resolutions and accompanying statements have been provided by the respective proponents and the Company is not responsible for any inaccuracies contained therein. For the reasons stated, the Board of Directors does not support these proposals. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposals at the Annual Meeting is required for approval of each proposal.

                       4 -- SHAREOWNER PROPOSAL REGARDING
                             DIRECTOR INDEPENDENCE

     This proposal has been submitted by Mr. Ray Saarkoppel, 120 Glen Springs Dr., Scarborough, Ontario, Canada M1W1X8 (the owner of 234 shares of Common Stock).

                            ------------------------

          'Shareholders recommend the Board of Directors take the necessary steps to ensure Board members are independent, have the necessary time in their professional careers to be independent and come from diverse occupations to give them an independent viewpoint to challenge management to greater accomplishments.'

     'CalPERS and the Florida Retirement System Trust Fund define an independent director as one who:

       has not been employed by the Company or an affiliate in an executive capacity within the last 5 years was not, and is not a member of a corporation or firm that is one of the Company's paid advisors or consultants is not employed by a customer, supplier or provider of professional services to the Company has no personal services contract with the Company

       is not employed by a foundation or university that receives grants or endowments from the Company is not a relative of the management of the Company; and

       is not an officer or Board member of a company on which the Company's Chairman or CEO is also a Board member

          'To be effectively independent, Directors must also have the professional time to be AlliedSignal Directors and must not be from a single occupation. Therefore it is consistent that the following apply to Board members:

       a 3 Board membership limit (including AlliedSignal Board membership), applies to all Board members, including the Chairman a maximum of 25% of Board members be from any single job title such as CEO, CFO. The 1996 AlliedSignal proxy lists 9 out of 12 Board members as Chairman occupation.

          'John Hall, Chairman and CEO of Ashland Oil Inc. and Chairman of The Conference Board's Board of Trustees, said a well managed company wants the Board to have a mix of skills and experience. Ashland looks for individual strengths in areas of finance, government affairs, manufacturing, marketing, communications and human resources.

          'Hall said the skillful blend of different backgrounds and experiences produces a synergy Ashland continues to pursue as it fills vacancies on the Board.

          'Ashland is interested in the quality of experience a candidate can bring to the company and the commitment the individual is willing to make to the shareholders.

          'William Dimma, Chairman of the Board, Monsanto Canada Limited said there is a need for creative tension between the Board and management.

          'Dimma said we can think of companies which have become victims of their own success. There is always a high cost of not confronting the challenge early, thereby minimizing both the decline and the heroic measures necessary to reverse the decline.

          'Vote yes to recommend the Board of Directors take the necessary steps to ensure Board members are independent, have the necessary time in their professional careers to be independent and come from diverse occupations to give them an independent viewpoint to challenge management to greater accomplishments.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that candidates for director should be selected based on their overall qualifications, including their experience, character, knowledge, judgment and other attributes they will bring to the Board's deliberations. It does not believe that a set of inflexible standards such as those set forth by the proponent would be in the Company's best interest.

     The Board of Directors agrees that the Board should be composed primarily of directors independent of management and is satisfied that the Company's Board meets that standard. In fact, the only employee of the Company currently serving as a director is the Chairman and Chief

Executive Officer. The Board believes its practice of limited insider representation, which it has had for many years, is consistent with the corporate governance practices of most major companies. In addition, none of the Company's non-employee directors has had any transaction or relationship with the Company that would require separate disclosure under the proxy rules of the Securities and Exchange Commission, another indication that the directors are indeed independent.

     The Board does not agree with the proponent's suggestion that service on more than two Boards other than the Company would somehow affect a director's independence. The demands of board service vary from company to company and the Board believes it would be inappropriate to impose an artificial restriction on the number of boards on which a director may serve. While the number of other boards served by the Company's directors varies widely, there is no indication that this variation has in any way affected their ability to meet their obligations as directors of the Company. On the contrary, the Company's directors attended an average of 96% of their meetings in 1996 and no director attended less than 90% of such meetings.

     The Board believes that a diversified Board is important since it brings different perspectives to the deliberations of the Board. However, it also believes that the Company is well served by having Chief Executive Officers of other major companies in different industries serving on the Board, since they offer insights and strategic vision based on their careers and experiences within their own companies that can benefit the Company. The Board believes that imposing an artificial quota of 25% on any single job title could hinder the Company's ability to recommend highly qualified individuals to serve as directors.

     The  Board does not believe  it would be in  the Company's best interest to
adopt  an  inflexible  standard  for  the  selection  of  director   candidates.
Therefore, the Board does not support this proposal.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                     5 -- SHAREOWNER PROPOSAL REGARDING THE
                          ANNUAL ELECTION OF DIRECTORS
                        [SEC 'no-action' letter pending]

     This proposal has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the owner of 442 shares of Common Stock).

                            ------------------------

          'Resolved that the Directors and Management take the necessary steps to have annual election of Board members, instead of waiting 3 years for election of each Board member. This includes eliminating any by-laws that may hinder annual elections.'

          'This same resolution was approved by a stunning 42% of the vote at the 1996 annual shareholders' meeting. In the world of corporate governance, known for shareholders almost always voting with management, this is a stunning acclamation by the shareholders. The 42%-yes vote is more impressive since management spent our money to pressure and lobby 30% of the votes to vote against this resolution last year.

          'This resolution received 42%-vote without any lobbying or contacting any of the large blocks of institutional shareholders that own AlliedSignal stock.

          'Additionally management made a travesty of the annual meeting by giving assurance it was following policies that the shareholders asked about. Management said it would take action and provide data to back its assertions of good management. Once the meeting was over, the result was essentially protracted excuses to do nothing and provide minuscule data.

          'There are serious reasons for the AlliedSignal Board to face annual elections. This is the primary way shareholders have to express their concern with serious issues that affect corporate performance.

          'The shareholders need to have a means to express their concern that profit growth at AlliedSignal can be consistent with management integrity and cultivating the continued excellent performance of its employees and for management to lead by example.

          'This is a brief example of shareholder concerns that seriously affect AlliedSignal performance and its effort to be a Premier Company:

     AlliedSignal will have increasing difficulty keeping its earnings growth due to cash flow problems. The Wall Street Journal, July 1996; Business Week, August 5, 1996

     Mr. Bossidy we know you can cut. Now show us how to grow. Plus: Wrenching rounds of downsizing at AlliedSignal are yielding ever smaller returns. Fortune, August 21, 1995

     Bossidy: Getting support from the troops can produce change quickly. Harvard Business Review, March 1995

     Bossidy's pay package irks the troops. Fortune, August 21, 1995

     AlliedSignal targeted its older workers for layoff -- discriminated against them because of their age. Plus: AlliedSignal had an aggressive corporate policy to recruit new college graduates when it terminated senior employees. Equal Employment Opportunity Commission 'DETERMINATION,' Signed:
     Charles Burtner, District Director, March 24, 1995; After EEOC face-to-face meeting with Mr. Bossidy and his Chief Lawyer

     Top executives with the most layoffs got biggest raises. Bossidy ranks in the top 4. New York Times News Service

     AlliedSignal CEO benefits as workers lose their jobs. Daily Breeze, Torrance, California

     Directors,   to  keep   Bossidy  from  leaving   AlliedSignal,  double  his
     salary -- up to $47 million. The Wall Street Journal, August 19, 1994

     'VOTE  FOR  ANNUAL   ELECTION  OF  BOARD   MEMBERS  TO  IMPROVE   CORPORATE
     PERFORMANCE, BOARD ACCOUNTABILITY AND MANAGEMENT INTEGRITY'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board objects to the proponent's use of his supporting statement for the propagation of false and misleading statements about the Company and its management. The proponent insisted on making these statements even after the Company described its objections to him.

     With respect to the merits of the proposal, the Board believes that directors elected to a classified board are no less accountable to shareowners than they would be if all directors were elected annually, and the Board disagrees that the annual election of all directors is necessary for shareowners to express any concerns they may have. Since at least four directors must stand for election each year, the shareowners have the opportunity annually to vote against those directors as a way of expressing any dissatisfaction they may have with the Board or management. Nor does the Board agree that the Company's performance is affected by the timing of elections. In fact, the Company's results have been at record levels, with earnings growth of 15% or more for five consecutive years, and the Common Stock price and market capitalization of the Company have more than quadrupled since mid-1991.

     The Company's current system of electing directors by classes was approved by the shareowners in 1985. Under this method, as provided in the Company's Certificate of Incorporation and By-laws, approximately one-third of the directors are elected annually by the shareowners. For the reasons indicated below, it is the Board's opinion that the classified Board serves the Company and its shareowners well.

     With the classified Board, the likelihood of continuity and stability in the Board's business strategies and policies is enhanced since generally two-thirds of the directors at all times will have had prior experience and familiarity with the business and affairs of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future.

     The classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. At least two meetings of shareowners would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareowners. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not preclude takeover offers.

     In addition, the shareowners should be aware that adoption of this proposal would not in itself eliminate the classified Board. Under Delaware law, the Board of Directors has to recommend further action by the shareowners to amend the Certificate of Incorporation and By-laws. Under these documents, an 80% vote of the outstanding shares entitled to vote would be required for approval.

     Previous shareowner proposals to eliminate the classified Board of Directors have been defeated by the shareowners, indicating that a majority of the shareowners agree that a classified Board is in the best interest of shareowners. The Board continues to believe that shareowners should oppose efforts to eliminate the classified Board.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Board of Directors was not aware within a reasonable time before this solicitation of any other matter to be presented for action at the Annual
Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

     Under the Company's By-laws, a shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for the election of directors at the meeting must give the Secretary of the Company written notice of such intention in accordance with the prescribed procedure. In general, the By-law procedure (the full provisions of which govern) requires that the notice be received at the Company's headquarters not less than 30 nor more than 60 days prior to the meeting and that it set forth the shareowner's name, address and number of shares of Common Stock beneficially owned, together with information about the candidate that would be required in a proxy statement and the candidate's written consent to be nominated and to serve if elected. Nominations not made in accordance with the procedure prescribed in the By-laws must be disregarded.

COST OF SOLICITATION

     The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse brokers, banks and other intermediaries holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to the beneficial owners of the stock and obtaining their proxies. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $25,000, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

SHAREOWNER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareowners may submit proposals on matters appropriate for shareowner action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting must be received by the Company not later than November 17, 1997. Proposals should be directed to the attention of the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.
                            ------------------------

     Shareowners are urged to send in their proxies without delay.

                                         By Order of the Board of Directors

                                             PETER M. KREINDLER
                                             Senior Vice President,
                                               General Counsel and Secretary

March 17, 1997

                       DIRECTIONS TO COMPANY HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.



                                   [AREA MAP]




 FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM RTE. 287 NORTH:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM NEWARK INTERNATIONAL AIRPORT:
Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

                                     [LOGO]

                         NOTICE OF 1997 ANNUAL MEETING
                              AND PROXY STATEMENT

                                  APPENDIX 1
                            BANK OF N.Y. PROXY CARD

P R O X Y
This Proxy is Solicited on Behalf of the Board of Directors of AlliedSignal Inc.

Annual Meeting of Shareowners

April 28, 1997

The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 28, 1997, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, Paul X. Kelley, Robert C. Winters and Henry T. Yang.

NOTE: After signing, please insert this Proxy in the enclosed envelope so that the address at right shows through the window.

ALLIEDSIGNAL INC.
P.O. BOX 11010
NEW YORK, N.Y. 10203-0010

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSALS 4 AND 5.
                                 (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

[ ]

PLEASE COMPLETE (X) IN BLUE OR BLACK INK.

A VOTE 'FOR' PROPOSALS 1, 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors
   (L.A. Bossidy, A.M. Fudge, P.X. Kelley, R.C. Winters, H.T. Yang)

FOR all                   WITHHOLD AUTHORITY               EXCEPTION
nominees [ ]              to vote for all nominees [ ]     (see instruction) [ ]

2. Amendment of Restated Certificate of Incorporation to increase authorized shares

FOR     [ ]                    AGAINST     [ ]                   ABSTAIN     [ ]

3. Appointment of Independent Accountants


FOR     [ ]                    AGAINST     [ ]                   ABSTAIN     [ ]


Instruction: To withhold authority to vote for any individual nominee(s), mark the Exception box and write the name(s) on the line below.

--------------------------------------------------------------------------------

A vote 'AGAINST' Proposals 4 and 5 is recommended by the Board of Directors:

4. Shareowner proposal regarding director independence

FOR     [ ]                    AGAINST     [ ]                   ABSTAIN     [ ]

5. Shareowner proposal regarding the annual election of directors

FOR     [ ]                    AGAINST     [ ]                   ABSTAIN     [ ]




Please complete (X) if you:

Plan to attend the                                Have written comments
Annual Meeting             [ ]                    on this card               [ ]


PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD ALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHERS ACTING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE TITLE WHEN SIGNING.

Dated __________________________________, 1997


Signed _______________________________________

       _______________________________________
       PLEASE SIGN, DATE AND RETURN THIS PROXY
       PROMPTLY IN THE ENCLOSED ENVELOPE.

Please complete (X) if you want your vote kept confidential under
the policy described on page 1 of the Proxy Statement.        [  ]

                                   APPENDIX 2
                            SAVINGS PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 28, 1997, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, Paul X. Kelley, Robert C. Winters and Henry T. Yang.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSALS 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]


----------------------------------------------------------------------------------------------------------------------------------
|   A vote "FOR" Proposals 1, 2 and 3 is recommended by the Board of Directors:                                                   |
----------------------------------------------------------------------------------------------------------------------------------
|1. Election of Directors (L.A. Bossidy, A.M. Fudge, P.X. Kelley, R.C. Winters, H.T. Yang)      Instruction: To withhold authority|
|                                                                                               to vote for any individual        |
|                                                                                               nominee(s), write the name(s)     |
|                                                                                               on the line below                 |
|FOR all nominees                              WITHHOLD AUTHORITY                                                                 |
|(except as noted to the right) [ ]            to vote for all nominees [ ]                ---------------------------------------
|                                                                                   |---------------------------------------------
|                                                                                   |  A vote "AGAINST" Proposals 4 and 5 is      |
|2. Amendment of Restated Certificate of Incorporation to increase authorized shares|  recommended by the Board of Directors:     |
|                                                                                   |---------------------------------------------
|                                                                                   |4. Shareowner proposal regarding director    |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |   independence                              |
|                                                                                   |                                             |
|                                                                                   |   FOR  [ ]      AGAINST  [ ]   ABSTAIN  [ ] |
|3. Appointment of Independent Accountants                                          |                                             |
|                                                                                   |5. Shareowner proposal regarding the annual  |
|                                                                                   |   election of directors                     |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |                                             |
|                                                                                   |   FOR   [ ]     AGAINST  [ ]    ABSTAIN  [ ]|
|----------------------------------------------------------------------------------- ---------------------------------------------


                                                                                         Please sign exactly as name appears.


                                                                                         Dated ____________________________, 1997


                                                                                         Signed ____________________________






     Please sign, date and return this card promptly in the enclosed envelope.


                                   APPENDIX 3
                             THRIFT PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 28, 1997, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, Paul X. Kelley, Robert C. Winters and Henry T. Yang.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSALS 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]


----------------------------------------------------------------------------------------------------------------------------------
|   A vote "FOR" Proposals 1, 2 and 3 is recommended by the Board of Directors:                                                   |
----------------------------------------------------------------------------------------------------------------------------------
|1. Election of Directors (L.A. Bossidy, A.M. Fudge, P.X. Kelley, R.C. Winters, H.T. Yang)      Instruction: To withhold authority|
|                                                                                               to vote for any individual        |
|                                                                                               nominee(s), write the name(s)     |
|                                                                                               on the line below                 |
|FOR all nominees                              WITHHOLD AUTHORITY                                                                 |
|(except as noted to the right) [ ]            to vote for all nominees [ ]                ---------------------------------------
|                                                                                   |---------------------------------------------
|                                                                                   |  A vote "AGAINST" Proposals 4 and 5 is     |
|2. Amendment of Restated Certificate of Incorporation to increase authorized shares|  recommended by the Board of Directors:     |
|                                                                                   |---------------------------------------------
|                                                                                   |4. Shareowner proposal regarding director    |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |   independence                              |
|                                                                                   |                                             |
|                                                                                   |   FOR  [ ]      AGAINST  [ ]   ABSTAIN  [ ] |
|3. Appointment of Independent Accountants                                          |                                             |
|                                                                                   |5. Shareowner proposal regarding the annual  |
|                                                                                   |   election of directors                     |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |                                             |
|                                                                                   |   FOR   [ ]     AGAINST  [ ]    ABSTAIN  [ ]|
|----------------------------------------------------------------------------------- ---------------------------------------------


                                                                                         Please sign exactly as name appears.


                                                                                         Dated ____________________________, 1997


                                                                                         Signed ____________________________






     Please sign, date and return this card promptly in the enclosed envelope.


                                   APPENDIX 4
                      TRUCK BRAKE SYSTEMS PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN (THE
                                    'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 28, 1997, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, Paul X. Kelley, Robert C. Winters and Henry T. Yang.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSALS 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]


----------------------------------------------------------------------------------------------------------------------------------
|   A vote "FOR" Proposals 1, 2 and 3 is recommended by the Board of Directors:                                                   |
----------------------------------------------------------------------------------------------------------------------------------
|1. Election of Directors (L.A. Bossidy, A.M. Fudge, P.X. Kelley, R.C. Winters, H.T. Yang)      Instruction: To withhold authority|
|                                                                                               to vote for any individual        |
|                                                                                               nominee(s), write the name(s)     |
|                                                                                               on the line below                 |
|FOR all nominees                              WITHHOLD AUTHORITY                                                                 |
|(except as noted to the right) [ ]            to vote for all nominees [ ]                ---------------------------------------
|                                                                                   |---------------------------------------------
|                                                                                   |  A vote "AGAINST" Proposals 4 and 5 is     |
|2. Amendment of Restated Certificate of Incorporation to increase authorized shares|  recommended by the Board of Directors:     |
|                                                                                   |---------------------------------------------
|                                                                                   |4. Shareowner proposal regarding director    |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |   independence                              |
|                                                                                   |                                             |
|                                                                                   |   FOR  [ ]      AGAINST  [ ]   ABSTAIN  [ ] |
|3. Appointment of Independent Accountants                                          |                                             |
|                                                                                   |5. Shareowner proposal regarding the annual  |
|                                                                                   |   election of directors                     |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |                                             |
|                                                                                   |   FOR   [ ]     AGAINST  [ ]    ABSTAIN  [ ]|
|----------------------------------------------------------------------------------- ---------------------------------------------


                                                                                         Please sign exactly as name appears.


                                                                                         Dated ____________________________, 1997


                                                                                         Signed ____________________________






     Please sign, date and return this card promptly in the enclosed envelope.


                                   APPENDIX 5
                       ASEC MANUFACTURING PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
          PURSUANT TO THE ASEC MANUFACTURING SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 28, 1997, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, Paul X. Kelley, Robert C. Winters and Henry T. Yang.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSALS 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]


----------------------------------------------------------------------------------------------------------------------------------
|   A vote "FOR" Proposals 1, 2 and 3 is recommended by the Board of Directors:                                                   |
----------------------------------------------------------------------------------------------------------------------------------
|1. Election of Directors (L.A. Bossidy, A.M. Fudge, P.X. Kelley, R.C. Winters, H.T. Yang)      Instruction: To withhold authority|
|                                                                                               to vote for any individual        |
|                                                                                               nominee(s), write the name(s)     |
|                                                                                               on the line below                 |
|FOR all nominees                              WITHHOLD AUTHORITY                                                                 |
|(except as noted to the right) [ ]            to vote for all nominees [ ]                ---------------------------------------
|                                                                                   |---------------------------------------------
|                                                                                   |  A vote "AGAINST" Proposals 4 and 5 is     |
|2. Amendment of Restated Certificate of Incorporation to increase authorized shares|  recommended by the Board of Directors:     |
|                                                                                   |---------------------------------------------
|                                                                                   |4. Shareowner proposal regarding director    |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |   independence                              |
|                                                                                   |                                             |
|                                                                                   |   FOR  [ ]      AGAINST  [ ]   ABSTAIN  [ ] |
|3. Appointment of Independent Accountants                                          |                                             |
|                                                                                   |5. Shareowner proposal regarding the annual  |
|                                                                                   |   election of directors                     |
|         FOR  [ ]            AGAINST  [ ]           ABSTAIN  [ ]                   |                                             |
|                                                                                   |   FOR   [ ]     AGAINST  [ ]    ABSTAIN  [ ]|
|----------------------------------------------------------------------------------- ---------------------------------------------


                                                                                         Please sign exactly as name appears.


                                                                                         Dated ____________________________, 1997


                                                                                         Signed ____________________________






     Please sign, date and return this card promptly in the enclosed envelope.


                              APPENDIX 6
                              SP LETTER

[LOGO]

                                                       AlliedSignal Inc.
                                                       P.O. Box 3000
                                                       Morristown, NJ 07962-2496


LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                              March 17, 1997

Dear Plan Participant:

The commitment and achievements of AlliedSignal's employees again contributed to an outstanding year for the Company, with record net income in 1996 exceeding $1 billion for the first time. The stock price also reflected our performance, rising 41% in 1996 after a 40% increase the previous year. In addition, the common stock dividend was increased again this year, representing the fifth consecutive annual increase of at least 15%. I am delighted that participants in the savings plans are benefiting from this return on their shares, with the average participant's Company stock fund account appreciating by $16,700 in 1996.

Enclosed is a meeting notice and proxy statement for the 1997 Annual Meeting of Shareowners. As a plan participant, you are entitled to instruct the Trustee, State Street Bank and Trust Company, how to vote the AlliedSignal shares attributable to your plan account. The proxy statement includes the proposals to be voted on, as well as the recommendations of the Board of Directors. A card requesting your confidential voting instructions is enclosed for your use.

This is your opportunity to have the plan shares voted in accordance with your wishes. All votes are important, and I urge you to exercise your right to vote by completing the instruction card at your earliest convenience.

If you own AlliedSignal shares other than through the plans, you will receive a separate proxy card for those shares. In order to vote all your shares, you should return your plan instruction card in the enclosed envelope to the Trustee, and return any proxy card you receive for other shares in the separate envelope provided with that card.

I am grateful for your support as we continue to progress and move closer to realizing our vision of becoming one of the world's premier companies.

                                                          Sincerely,


                                                          LARRY BOSSIDY


Enclosures